Exhibit 23

                       Consent of Independent Accountants


Ford Motor Company
One American Road
Dearborn, Michigan


          Re:  Ford Motor Company Registration Statement
               Nos. 33-56785, 33-58785, 333-02407 and 333-47735

We consent to the incorporation by reference in the above Registration Statements of our report dated June 4, 2001 to the Board of Directors of Ford Motor Company and Ford Microelectronics, Inc. with respect to the financial statements of the Ford Microelectronics, Inc. Salaried Retirement Savings Plan at December 31, 2000 and 1999, and for the year ended December 31, 2000, which is included in this Annual Report on Form 11-K.




June 4, 2001